Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Westar Energy, Inc. (formerly Western Resources, Inc.) Employees’ 401(k) Savings Plan (the Plan) on Form 11-K for the year ended December 31, 2002 (the Report), which this certification accompanies, Mark A. Ruelle, in my capacity as Chairman of the Investment and Benefits Committee, and Larry D. Irick and Bruce A. Akin, as Members of the Investment and Benefits Committee, certify that the Report fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date:	June 27, 2003	By:	/s/ Mark A. Ruelle
Mark A. Ruelle Chairman, Investment and Benefits Committee (Plan Administrator)

Date:	June 27, 2003	By:	/s/ Larry D. Irick
Larry D. Irick Member, Investment and Benefits Committee (Plan Administrator)

Date:	June 27, 2003	By:	/s/ Bruce A. Akin
Bruce A. Akin Member, Investment and Benefits Committee (Plan Administrator)

The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.